Exhibit 99.1

BioCardia Reports Second Quarter 2024 Business Highlights and Financial Results

Sunnyvale, Calif. – August 13, 2024 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today reported financial results for the second quarter of 2024 and filed its quarterly report on Form 10-Q for the three and six months ended June 30, 2024 with the Securities and Exchange Commission. The Company will also hold a conference call at 4:30 PM ET today in which it will discuss business highlights. Following management’s formal remarks, there will be a question-and-answer session.

Recent Business Highlights

BCDA-01: CardiAMP® autologous cell therapy in ischemic heart failure of reduced ejection fraction

●	Active monitoring of source data in our CardiAMP Heart Failure I trial of our lead autologous cell therapy continues, and we expect final patient follow-up data in late Q3 2024.

●	Patient enrollment commenced in the confirmatory pivotal CardiAMP Heart Failure II trial. Five patients have been consented to date.

BCDA-02: CardiAMP autologous cell therapy in chronic myocardial ischemic with refractory angina

●

Early results from the open label roll-in cohort of the CardiAMP autologous cell therapy for patients with refractory angina are promising, with treated patients showing improved exercise tolerance and greatly reduced episodes of angina (chest pain).

BCDA-03: CardiALLO Cell Therapy in Ischemic Heart Failure

●	Second patient in low dose cohort passed the safety readout with no adverse events.

Helix Biotherapeutic Delivery

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CellProthera and BioCardia announced success from a collaborative Phase II trial of ProtheraCytes for the treatment of acute myocardial infarction led by CellProthera, and announced plans to continue the relationship into Phase III.

Morph Access Innovations

●	Submission of 510(k) for approval of our patented Morph® DNA™ Steerable Introducer Sheath product family for cardiac, aorto-ostial, and peripheral clinical indications.

Business

●	Operational cash burn of $1.3M for the quarter.

●	Completed reverse stock split to regain compliance with NASDAQ listing requirements.

“Since the end of the first quarter, we have accomplished a great deal on a significantly reduced operational cash burn.” said BioCardia CEO Peter Altman, Ph.D. “We intend to regain compliance with NASDAQ and soon deliver final data in CardiAMP Heart Failure I randomized placebo-controlled trial.”

Altman continues, “BioCardia is well poised to deliver significant shareholder returns based on our late stage clinical development efforts, biotherapeutic delivery partnering, and approved products. There are many working on cell and gene therapy to the heart which are pursuing important efforts. However, to our knowledge, in this biointerventional cardiology space, only BioCardia has secured a breakthrough designation from FDA, received Medicare reimbursements for not just one, but two clinical indications. BioCardia is one of two companies that has successfully treated hundreds of patients with its lead cardiac cell therapy for heart failure and enrolled a Phase III clinical trial. To our knowledge, only BioCardia has shown trends towards both reduced mortality and reduced major adverse cardiac events in its primary endpoint across all patients in a randomized double blinded clinical trial. Only BioCardia is today enrolling in a confirmatory pivotal trial for approval of a heart failure cell therapy, using what I believe is the only clinical use transendocardial delivery system in the world. This delivery system, developed and manufactured by the Company, enables our efforts and those of biointerventional therapeutic partners in three unique cardiac indications today. We remain optimistic and see many pathways towards building great shareholder value in the near future and helping millions of patient. ”

Intellectual Property

The Company’s intellectual property portfolio is robust, with more than 60 patents and patent applications worldwide.

In June, the Company announced that the Unites States Patent Office granted Patent No: 11,986,611 titled “Radial and Transendocardial Delivery Catheter,” with a patent term that will expire in 2036. This invention relates to medical methods and systems suitable for substance delivery to the heart via a radial artery and for the intracardiac delivery of cellular aggregates and other agglomerated materials.

In July, the Company announced that the Unites States Patent Office granted Patent No: 12,036,371 titled “Method of Accessing the Left Atrium with a Multi-Directional Steerable Catheter,” with a patent term that will expire in 2035. This invention relates to medical methods for transseptal access to the heart using steerable introducers based on the Company’s Morph DNA technology.

Second Quarter 2024 Financial Results:

>	Revenues were approximately $3,000 for the three months ended June 2024, compared to approximately $43,000 for the three months ended June 2023.

>

Research and development expenses were approximately $800,000 for the three months ended June 2024 compared to approximately $2.3 million for the three months ended June 2023 following the completion of enrollment in the CardiAMP Cell Therapy Heart Failure Trial in the second half of 2023.

>	Selling, general and administrative expenses were approximately $852,000 for the three months ended June 2024 compared to approximately $1.2 million for the three months ended June 2023.

>	Our net loss was approximately $1.6 million for the three months ended June 2024, compared to approximately $3.4 million for the three months ended June 2023.

>	Net cash used in operations for the three months ended June 2024 was approximately $1.3 million, as compared to approximately $3.2 million for the three months ended June 2023.

ANTICIPATED UPCOMING MILESTONES AND EVENTS:

>	BCDA-01: CardiAMP Cell Therapy for Ischemic Heart Failure of Reduced Ejection Fraction

-	Q3: Final patient follow-up visit in CardiAMP Heart Failure I Trial

-	Q3: Enrollment in the CardiAMP Heart Failure II Trial

-	Q4: Final data from the CardiAMP Heart Failure I Trial

-	Q4: Submission of clinical data to FDA and Japan’s PMDA

>	BCDA-02: CardiAMP autologous cell therapy in chronic myocardial ischemic with refractory angina

-	Q3: Final patient treatment in roll in cohort

>	Helix Biotherapeutic Delivery Business

-	Q3/4: Biotherapeutic delivery partnership revenues and new partner

>	Morph Access Innovations Business

-	Q3: FDA approval of Morph DNA steerable introducer sheath product family

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic platforms that enable four product candidates in development. BioCardia also partners with other biotherapeutic companies to provide its delivery systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. The CardiAMP Cell Therapy Trial for Heart Failure has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services. For more information visit: www.BioCardia.com.

Conference call access:

Participants can register for the conference by navigating to https://dpregister.com/sreg/10191562/fd3d36338a. Please note that registered participants will receive their dial-in number upon registration. For those who have not registered, to listen to the call by phone, interested parties within the U.S. should call 1-833-316-0559 and international callers should call 1-412-317-5730 and ask to be connected to the BioCardia call. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioCardia call. The conference call will also be available through a live webcast, which can be accessed through the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=BLDb4kwc.

A webcast replay of the call will be available approximately one hour after the end of the call at the above links. To access the replay internationally, please use the link https://services.choruscall.com/ccforms/replay.html. A telephonic replay of the call will be available and may be accessed by calling 1-877-344-7529 (domestic), 1-412-317-0088 (international) or 855-669-9658 (Canada) by using access code 5376275.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the enrollment in our clinical trials, the availability of data from our clinical trials, filings and communications with the FDA and Japan’s Pharmaceutical and Medical Device Agency, FDA and Japanese product clearances, the efficacy and safety of our products and therapies, preliminary conclusions about new data, the achievement of any of the anticipated upcoming milestones, our positioning for growth or the market for our products and therapies, the expected benefits of our intellectual property, future prospects, regulatory timelines, and other statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements and overall market conditions. We may find it difficult to enroll patients in our clinical trials due to many factors, some of which are outside of our control. Slower than targeted enrollment could delay completion of our clinical trials and delay or prevent the development of our therapeutic candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors,” and in our subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

BioCardia, Inc.

Condensed Consolidated Statements of Operations
(Unaudited in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023
Revenue:
Collaboration agreement revenue	$3	$43	$58	$107
Costs and expenses:
Research and development	800	2,314	2,041	4,698
Selling, general and administrative	852	1,181	1,941	2,371
Total costs and expenses	1,652	3,495	3,982	7,069
Operating loss	(1,649)	(3,452)	(3,924)	(6,962)
Other income (expense):
Total other income, net	3	28	11	37
Net loss	$(1,646)	$(3,424)	$(3,913)	$(6,925)

Net loss per share, basic and diluted	$(0.88)	$(2.52)	$(2.20)	$(5.12)

Weighted-average shares used in computing net loss per share, basic and diluted	1,877,069	1,358,968	1,776,305	1,352,094

BioCardia, Inc.
Selected Balance Sheet Data
(amounts in thousands)

	June 30,	December 31,
	2024(1)	2023(1)

Assets:
Cash and cash equivalents	$1,421	$1,103
Other current assets	152	358
Property, plant and equipment and other noncurrent assets	1,317	1,526
Total assets	$2,890	$2,987
Liabilities and Stockholders’ Deficit
Current liabilities	$4,071	$3,608
Operating lease liability - noncurrent	780	982
Total stockholders’ deficit	(1,961)	(1,603)
Total liabilities and stockholders’ deficit	$2,890	$2,987

(1)  June 30, 2024 amounts are unaudited. December 31, 2023 amounts were derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 27, 2024.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120